Exhibit 10.3 Non-Qualified Stock Option Agreement (2026) ABBVIE INC. NON-QUALIFIED STOCK OPTION AGREEMENT On this %%OPTION_DATE,'MONTH DD, YYYY'%-% (the “Grant Date”), AbbVie Inc. (the “Company”) hereby grants to %%FIRST_NAME%-% %%LAST_NAME%-% (the “Employee”) a Nonqualified Stock Option award (the “Option” or “Award”) to purchase a total of %%TOTAL_SHARES_GRANTED,'999,999,999'%-% Shares, at the price of %%OPTION_PRICE,'$999,999,999.99'%-% per Share (the “Exercise Price”), such price being not less than 100% of the Fair Market Value of the Shares on the Grant Date. The Option is granted under the Program and is subject to the terms and conditions of the Program and this Agreement. In the event of any inconsistency between this Agreement and the Program, the Program shall control. The terms and conditions of the Option granted to the Employee are as follows: 1. Definitions. To the extent not defined herein, capitalized terms shall have the same meaning as in the Program. (a) Agreement: This Non-Qualified Stock Option Agreement. (b) Cause: Unless an alternative definition of cause applies in the Employee’s Change in Control Agreement following a “Change in Control” (as defined in such agreement), cause shall mean the following, as determined by the Company in its sole discretion: (i) material breach by the Employee of the terms and conditions of the Employee’s employment, including, but not limited to: (A) material breach by the Employee of the Company’s Code of Business Conduct, as amended from time to time; (B) material breach by the Employee of the Employee’s Employee Agreement or employment contract, if any; (C) commission by the Employee of an act of fraud, embezzlement or theft in connection with the Employee’s duties or in the course of the Employee’s employment; (D) wrongful disclosure by the Employee of secret processes or confidential information of the Company or any of its Subsidiaries; or (E) failure by the Employee to substantially perform the duties of the Employee’s employment (other than any such failure resulting from the Employee’s Disability); or (ii) material breach by the Employee of Addendum 1 to this Agreement.

2 Non-Qualified Stock Option Agreement (2026) For the avoidance of doubt, the above definition of Cause is substantially similar to the applicable provisions in Appendix A of the Change in Control Agreement. (c) Change in Control Agreement: An agreement regarding Change in Control in effect between the Company (or the Surviving Entity) and the Employee. (d) Controlled Group: AbbVie Inc. and any corporation, partnership and proprietorship under common control (as defined under the aggregation rules of Code Section 414 (b), (c), or (m)) with AbbVie Inc. (e) Data: Certain information, including personal information about the Employee held by the Company and the Subsidiary that employs the Employee (if applicable), including (but not limited to) the Employee’s name, home address and telephone number, email address, date of birth, social security, passport or other identification number, salary, nationality, job title, any Shares held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Employee’s favor, for the purpose of managing and administering the Program. (f) Disability: Sickness or accidental bodily injury, directly and independently of all other causes, that disables the Employee so that the Employee is completely prevented from performing all the duties of their occupation or employment. (g) Employee Agreement: The Employee Agreement entered into by and between the Company or a Subsidiary and the Employee as it may be amended from time to time. (h) Employee’s Representative: The Employee’s legal guardian or other legal representative. (i) Good Reason: Unless an alternative definition of good reason applies in the Employee’s Change in Control Agreement following a “Change in Control” (as defined in such agreement), good reason shall mean the occurrence of any of the following circumstances without the Employee’s express written consent: (i) a significant adverse change in the nature, scope or status of the Employee’s position, authorities or duties from those in effect immediately prior to the Change in Control, including, without limitation, if the Employee was, immediately prior to the Change in Control, an officer of a public company, the Employee ceasing to be an officer of a public company; (ii) the failure by the Company or a Subsidiary to pay the Employee any portion of the Employee’s current compensation, or to pay the Employee any portion of any installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due;

3 Non-Qualified Stock Option Agreement (2026) (iii) a reduction in the Employee’s annual base salary (or a material change in the frequency of payment) as in effect immediately prior to the Change in Control as the same may be increased from time to time; (iv) the failure by the Company or a Subsidiary to award the Employee an annual bonus in any year which is at least equal to the annual bonus awarded to the Employee under the annual bonus plan of the Company or Subsidiary for the year immediately preceding the year of the Change in Control; (v) the failure by the Company to award the Employee equity-based incentive compensation (such as stock options, shares of restricted stock, restricted stock units, or other equity-based compensation) on a periodic basis consistent with the Company’s practices with respect to timing, value and terms prior to the Change in Control; (vi) the failure by the Company or a Subsidiary to continue to provide the Employee with the welfare benefits, fringe benefits and perquisites enjoyed by the Employee immediately prior to the Change in Control under any of the Company’s or Subsidiary’s plans or policies, including, but not limited to, those plans and policies providing pension, life insurance, medical, health and accident, disability and vacation; (vii) the relocation of the Employee’s base office to a location that is more than 35 miles from the Employee’s base office immediately prior to the Change in Control; or (viii) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement as contemplated in Section 6. (j) Program: The AbbVie Amended and Restated 2013 Incentive Stock Program, as amended from time to time. (k) Retirement: (i) Except as provided under (ii) or (iii) below, Retirement means either of the following:  age 55 with 10 years of service; or  age 60 with five years of service; or  age 65 with at least three years of service. (ii) For Employees who (A) transferred to the Company directly from Abbott Laboratories either as a result of the Company’s spin-off from Abbott Laboratories or during the period from January 1, 2013 through June 30, 2015 with the consent of each company’s head of human resources, and

4 Non-Qualified Stock Option Agreement (2026) (B) were hired into the Abbott Laboratories controlled group prior to January 1, 2004, Retirement means either of the following: • age 50 with 10 years of service; or • age 65 with three years of service. (iii) For purposes of calculating service under this Section 1(k), except as otherwise provided by the Committee or its delegate: (A) Subject to subsections (B), (C) and (D) below, “years of service” shall mean the aggregate period of service, expressed as a number of whole years and fractions thereof, during which the Employee served without interruption as an employee of the Controlled Group. (B) service is earned only if performed for a member of the Controlled Group while that Controlled Group member is a part of the Controlled Group (for the avoidance of doubt, a period of employment of an employee with a business entity, part or all of which is or was acquired by or becomes part of the Controlled Group, will not be considered a period of service prior to the time such acquired entity has become a member of the Controlled Group); (C) for Employees who transferred to the Company directly from Abbott Laboratories during the period from January 1, 2013 through June 30, 2015 either as a result of the Company’s spin-off from Abbott Laboratories or with the consent of each company’s head of human resources, service includes service with Abbott Laboratories that is counted for Retirement eligibility purposes under applicable law or Company procedures; and (D) applicable law, Company procedures, and/or Program administration rules apply in determining credited service and Retirement eligibility. (l) Termination: A severance of employment for any reason (including Retirement) from the Company and all Subsidiaries. Any Termination (whether or not in breach of local labor laws) shall be effective on the last day the Employee performs services for or on behalf of the Company or its Subsidiary as an employee, and employment shall not be extended by any statutory or common law notice of termination period (e.g., active employment does not include a period of “garden leave” or similar period pursuant to local law). The Company shall have the exclusive discretion to determine when Termination occurs, including when a leave of absence will be considered a Termination.

5 Non-Qualified Stock Option Agreement (2026) 2. Term of Option. Subject to Sections 5 and 7 and 8, the Employee may exercise all or a portion of the vested Option at any time prior to the 10th anniversary of the Grant Date (the “Expiration Date”); provided that the Option may be exercised with respect to whole Shares only. In no event shall the Option be exercisable on or after the Expiration Date. To the extent the Option is not exercised prior to the Expiration Date (or any earlier expiration or forfeiture of the Option pursuant to Sections 5, 7 and 8), it shall be canceled and forfeited. 3. Vesting. Subject to Sections 5, 6, 7 and 8, the Option shall vest and become exercisable as follows: (a) on the first anniversary of the Grant Date, one-third of the total number of Shares may be purchased; (b) on the second anniversary of the Grant Date, two-thirds of the total number of Shares may be purchased; and (c) on the third anniversary of the Grant Date, the Option may be exercised in full. The Option is not earned and the Employee has no right to purchase the underlying Shares until an event described above occurs. The vesting described above is cumulative, so that at each vesting date an additional amount of Shares is available for purchase and remains available until the Option’s Expiration Date or such earlier date determined pursuant to Section 5, 7 or 8 below. 4. Exercise of the Option. To the extent vested, the Option may be exercised in whole or in part as follows: (a) Who May Hold/Exercise the Option. (i) General Rule - Exercise by Employee Only. During the lifetime of the Employee, the Option may be exercised only by the Employee or the Employee’s Representative. (ii) Death Exception. If the Employee dies, then the Option may be exercised only by the executor or administrator of the estate of the Employee or the person or persons to whom rights under the Option have passed by will or the laws of descent or distribution. Such person(s) shall furnish the appropriate tax clearances, proof of the right of such person(s) to exercise the Option, and other pertinent data as the Company may deem necessary. (iii) Transferability. Except as otherwise provided by the Committee or its delegate, the Option is not transferable other than by will or the laws of descent and distribution. It may not be assigned, transferred (except by will or the laws of descent and distribution), pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment, or similar process. Any attempt at assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary

6 Non-Qualified Stock Option Agreement (2026) to the provisions hereof, and the levy of any attachment or similar process upon such Option, shall be null and void. (b) Method of Exercise. Subject to the requirements of local law, the Option may be exercised only by delivery to the designated employee or agent of the Company of a written, electronic, or telephonic notice of exercise, specifying the number of Shares with respect to which the Option is then being exercised, and payment of the full Exercise Price of the Shares being purchased: (i) in cash or with other Shares held by the Employee having a then Fair Market Value equal to the Exercise Price; (ii) by delivery of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the Exercise Price; (iii) a combination of (i) and (ii) above; or (iv) any other manner approved by the Committee from time to time. Each method of exercise requires payment of the full amount of any U.S. and non- U.S. federal, state, local or other applicable taxes which the Company believes are required to be withheld and paid with respect to such exercise, as described below. Notwithstanding the foregoing, the Company may require payment in a particular or different method of exercise than those methods specified in Section 4(b)(i) - (iii), may allow the Employee to exercise the Option only by means of a cashless exercise (either a cashless “sell all” exercise or a cashless “sell- to-cover” exercise) as it shall determine in its sole discretion, or may require the Employee to sell any Shares the Employee acquired under the Program immediately or within a specified period following the Employee’s Termination (in which case, this Agreement shall give the Company the authority to issue sales instructions on the Employee’s behalf). (c) Payment of Taxes. To the extent permitted under applicable law and by the Company, the Employee may satisfy any U.S. or non-U.S. federal, state, local or other applicable taxes arising from any transaction related to the exercise of the Option pursuant to this Agreement by: (i) tendering a cash payment; (ii) having the Company withhold Shares from the Option exercised to satisfy the applicable withholding tax; (iii) delivery of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the applicable withholding tax; or (iv) delivering other previously acquired Shares having a Fair Market Value approximately equal to the amount to be withheld.

7 Non-Qualified Stock Option Agreement (2026) The Company shall have the right and is hereby authorized to withhold from the Shares transferable to the Employee upon any exercise of the Option or (to the extent permitted by applicable law, including without limitation Code Section 409A) from any other compensation or other amount owing to the Employee such amount as may be necessary in the opinion of the Company to satisfy all such tax and withholding obligations. 5. Effect of Termination or Death on the Option. (a) Termination due to Retirement. Subject to Sections 7 and 8 below, in the event of Termination due to Retirement, then (regardless of any subsequent death of the Employee) the Option will continue to vest pursuant to Section 3, and the last date on which the Option may be exercised is the day prior to the Expiration Date. (b) Termination due to Disability. Subject to Sections 7 and 8 below, in the event of Termination due to Disability, then the Option will become fully vested and exercisable, and the last date on which the Option may be exercised is the day prior to the Expiration Date. (c) Termination due to Death of the Employee. In the event of the death of the Employee during employment, the Option will become fully vested and exercisable, and the last date on which the Option may be exercised is the day prior to the Expiration Date. (d) Termination for Reason Other than under Subsection 5(a), (b) or (c) or Section 6. (i) Options Granted Within Nine Months Prior to Termination. Any Option granted less than nine months prior to a Termination for any reason other than those set forth in subsections 5(a), (b) or (c) or Section 6 shall be cancelled and forfeited immediately upon such Termination. (ii) Options Granted Nine Months or More Prior to Termination. Subject to Sections 7 and 8 below, an Option granted nine months or more prior to a Termination for any reason other than those set forth in subsections 5(a), (b) or (c) or Section 6 will continue to vest and shall be exercisable to the extent permitted by Section 3 for a three-month period after the Employee’s effective date of Termination, but in no event shall such Option be exercised on or after the Expiration Date. In the event of the death of the Employee during the three-month period after the Employee’s effective date of Termination, the Option shall continue to vest and be exercisable for a three-month period measured from the date of death, but in no event shall such Option be exercised on or after the Expiration Date. 6. Change in Control. In the event of a Change in Control, the entity surviving such Change in Control or the ultimate parent thereof (referred to herein as the “Surviving Entity”) may assume, convert or replace this Option with an award of at least equal value and terms and

8 Non-Qualified Stock Option Agreement (2026) conditions not less favorable than the terms and conditions provided in this Agreement, in which case the new award will vest according to the terms of the applicable award agreement. If the Surviving Entity does not assume, convert or replace this Option, the Option shall vest and the Option shall be immediately exercisable on the date of the Change in Control. If the Surviving Entity does assume, convert or replace this Option, then in the event the Employee’s Termination (a) occurs within the time period beginning six months immediately before a Change in Control and ending two years immediately following such Change in Control, and (b) was initiated by the Company (or the Surviving Entity) for a reason other than Cause or was initiated by the Employee for Good Reason, the Option will become fully vested and exercisable as of the later of the date of the Change in Control and the date of the Employee’s Termination. The provisions of this Section 6 shall supersede Section 13(a)(i) of the Program. 7. Effect of Certain Bad Acts. The Option shall be cancelled and forfeited immediately if the Employee engages in activity that constitutes Cause, as determined in the sole opinion and discretion of the Committee or its delegate, whether or not the Employee experiences a Termination or remains employed with the Company or a Subsidiary. the Employee. 8. Recoupment. Without limiting Section 14(q) of the Program, the Option, any Shares issued upon exercise of the Option and any proceeds therefrom shall be subject to and remain subject to any incentive compensation clawback or recoupment policy of the Company (i) currently in effect, (ii) as may be adopted by the Company to comply with applicable law and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, including, without limitation, pursuant to Section 10D of the Exchange Act, Rule 10D-1 thereunder and Section 303A.14 of the New York Stock Exchange Listed Company Manual, or (iii) as may be adopted by the Company to facilitate the Company’s objectives related to eliminating or reducing fraud, misconduct, wrongdoing, or violations of law by an employee or other service provider or related to improving the Company’s governance practices or similar considerations and, in each case, as may be amended from time to time (the “Recoupment Policy”), with the provisions contained in such Recoupment Policy deemed incorporated into this Agreement without the Employee’s additional or separate consent. For purposes of the foregoing, the Employee expressly and explicitly authorizes the Company to issue instructions, on the Employee’s behalf, to any brokerage firm and/or third-party administrator engaged by the Company to hold any Shares and other amounts acquired pursuant to the Option to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Recoupment Policy. In accepting the Award and the terms of this Agreement, the Employee acknowledges and agrees that the Recoupment Policy shall apply to all other forms of incentive compensation awarded to the Employee, as well. No recovery of compensation as described in this Section will be an event giving rise to the Employee’s right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company, a Subsidiary and/or the Employee.

9 Non-Qualified Stock Option Agreement (2026) 9. No Right to Continued Employment. This Agreement and the Employee’s participation in the Program do not and shall not be interpreted to: (a) form an employment contract or relationship with the Company or its Subsidiaries; (b) confer upon the Employee any right to continue in the employ of the Company or any of its Subsidiaries; or (c) interfere with the ability of the Company or its Subsidiaries to terminate the Employee’s employment at any time. 10. Nature of Grant. In accepting this Option grant, the Employee acknowledges and agrees that: (a) the Program is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) this Option grant is a one-time benefit and does not create any contractual or other right to receive future grants of Options, benefits in lieu of Options, or other Program benefits in the future, even if Options have been granted repeatedly in the past; (c) all decisions with respect to future Option grants, if any, and their terms and conditions, will be made by the Committee (or its delegate), in its sole discretion; (d) nothing contained in this Agreement is intended to create or enlarge any other contractual obligations between the Company and the Employee; (e) the Employee is voluntarily participating in the Program; (f) the Option and Shares subject to the Option are: (i) extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or its Subsidiaries, and are outside the scope of the Employee’s employment contract, if any; (ii) not intended to replace any pension rights or compensation; (iii) not part of the Employee’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits, or similar payments and in no event should they be considered as compensation for, or relating in any way to, past services for the Company or any of its Subsidiaries; (g) the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty;

10 Non-Qualified Stock Option Agreement (2026) (h) in consideration of this Option grant, no claim or entitlement to compensation or damages shall arise from the Option resulting from (i) Termination (for any reason whatsoever) and/or (ii) the application of Sections 7 and 8 above and the Employee irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if any such claim is found by a court of competent jurisdiction to have arisen, then, by signing or electronically accepting this Agreement, the Employee shall be deemed irrevocably to have waived the Employee’s entitlement to pursue such claim; (i) the Option and the Benefits under the Program, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability; and (j) neither the Company nor any of its Subsidiaries shall be liable for any change in value of the Option, the amount realized upon exercise of the Option or the amount realized upon a subsequent sale of any Shares acquired upon exercise of the Option, resulting from any fluctuation of the United States Dollar/local currency foreign exchange rate. 11. Data Privacy. (a) Pursuant to applicable personal data protection laws, the Employee is hereby notified and acknowledges that the collection, processing and transfer of the Employee’s personal Data is necessary for the Company’s administration of the Program and the Employee’s participation in the Program. The Employee’s choice to deny and/or object to the collection, processing and transfer of personal Data may affect the Employee’s ability to participate in the Program. For more information about how the Company may collect, process, and transfer personal Data, please see the AbbVie Employee Privacy Notice applicable to the Employee’s jurisdiction: AbbVie Employee Privacy Notice. (b) Data may be provided by the Employee or collected, where lawful, from third parties, and the Company and the Subsidiary that employs the Employee (if applicable) will process the Data for the purpose of implementing, administering and managing the Employee’s participation in the Program, including meeting legal obligations related thereto. Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Employee’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Program and for the Employee’s participation in the Program.

11 Non-Qualified Stock Option Agreement (2026) (c) The Company and the Subsidiary that employs the Employee (if applicable) will transfer Data as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Program, and the Company and the Subsidiary that employs the Employee (if applicable) may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Program. These recipients may be located throughout the world, and cross-border transfers of Data will be supported by required onward transfer mechanisms, including standard contractual clauses where applicable. (d) The Employee may, at any time, exercise the Employee’s rights provided under applicable personal data protection laws, which may include the right to: (i) obtain confirmation as to the existence of the Data; (ii) verify the content, origin and accuracy of the Data; (iii) request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Data; and (iv) oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Program and the Employee’s participation in the Program. The Employee may seek to exercise these rights by contacting the Employee’s local human resources manager. 12. Private Placement. This Option grant is not intended to be a public offering of securities in the Employee’s country. The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and this Option grant is not subject to the supervision of the local securities authorities. 13. Exchange Controls. As a condition to this Option grant, the Employee agrees to comply with any applicable foreign exchange rules and regulations. 14. Compliance with Applicable Laws and Regulations. (a) The Company shall not be required to issue or deliver any Shares pursuant to this Agreement pending compliance with all applicable federal and state securities and other laws (including any registration requirements or tax withholding requirements) and compliance with the rules and practices of any stock exchange upon which the Company’s Shares are listed. (b) Regardless of any action the Company or its Subsidiaries take with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax- related items related to the Employee’s participation in the Program and legally

12 Non-Qualified Stock Option Agreement (2026) applicable to the Employee or deemed by the Company or its Subsidiaries to be an appropriate charge to the Employee even if technically due by the Company or its Subsidiaries (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company or its Subsidiaries, if any. The Employee further acknowledges that the Company and/or its Subsidiaries: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Shares upon exercise of the Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. If the Employee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Employee acknowledges that the Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction. If the Employee relocates to another country, the Company may establish special or alternative terms and conditions as necessary or advisable to comply with local laws, rules or regulations, to facilitate the operation and administration of the Option and the Program and/or to accommodate the Employee’s relocation. (c) The Employee acknowledges that, depending on the Employee’s or the broker’s country of residence or where the Shares are listed, the Employee may be subject to insider trading restrictions and/or market abuse laws which may affect the Employee’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Options) or rights linked to the value of Shares during such times the Employee is considered to have “inside information” regarding the Company as defined in the laws or regulations in the Employee’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Employee placed before the Employee possessed inside information. Furthermore, the Employee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Employee understands that third parties may include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Employee acknowledges that it is the Employee’s responsibility to comply with any restrictions and the Employee is advised to speak to the Employee’s personal legal advisor on this matter. 15. Code Section 409A. The Option is intended to be exempt from the requirements of Code Section 409A. The Program and this Agreement shall be administered and interpreted in

13 Non-Qualified Stock Option Agreement (2026) a manner consistent with this intent. If the Company determines that the Option is subject to Code Section 409A and this Agreement fails to comply with that section’s requirements, the Company may, at the Company’s sole discretion, and without the Employee’s consent, amend this Agreement to cause it to comply with Code Section 409A or otherwise be exempt from Code Section 409A. Although this Agreement and Benefits provided hereunder are intended to be exempt from the requirements of Code Section 409A, the Company does not represent or warrant that this Agreement or the Benefits provided hereunder will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. None of the Company, its Subsidiaries, or their respective directors, officers, employees or advisers shall be liable to the Employee (or any other individual claiming a benefit through the Employee) for any tax, interest, or penalties the Employee may owe as a result of compensation paid under this Agreement, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect the Employee from the obligation to pay any taxes pursuant to Code Section 409A. 16. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Option, the Employee’s participation in the Program or the Employee’s acquisition or sale of the underlying Shares. The Employee is hereby advised to consult with the Employee’s own personal tax, legal and financial advisors regarding participation in the Program before taking any action related to the Program. 17. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee’s participation in the Program, on the Option and on any Shares acquired under the Program, to the extent the Company or any Subsidiary determines it is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Program, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Employee agrees to take any and all actions, and consents to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the Employee’s country. In addition, the Employee agrees to take any and all actions as may be required to comply with the Employee’s personal obligations under local laws, rules and regulations in the Employee’s country. 18. Determinations. Each decision, determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Company, the Committee or any delegate of the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Company, the Employee, the Employee’s Representative, and the person or persons to whom rights under the Option have passed by will or the laws of descent or distribution.

14 Non-Qualified Stock Option Agreement (2026) 19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Program by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Program through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. 20. Addenda. (a) Addendum 1 – Confidential Information, Inventions and Other Restrictions. By accepting the Option, the Employee agrees to the terms of the addendum attached hereto as Addendum 1. Addendum 1 constitutes part of this Agreement. (b) Addendum 2 – Jurisdiction-Specific Provisions. This Option grant shall be subject to any special terms and conditions set forth in Addendum 2 to this Agreement for the Employee’s country or jurisdiction. Moreover, if the Employee relocates to one of the countries or jurisdictions included in Addendum 2, the special terms and conditions for such country or jurisdiction will apply to the Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or facilitate the operation and administration of the Option and the Program (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Employee’s relocation). Addendum 2 constitutes part of this Agreement. 21. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law. To the extent a court or tribunal of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law. 22. Entire Agreement. This Agreement, the Program and the Employee’s Change in Control Agreement constitute the entire agreement between the Employee and the Company regarding the Option and supersede all prior and contemporaneous agreements and understandings, oral or written, between the parties regarding the Option (including, for the avoidance of doubt, any severance plan or policy applicable to the Employee), and the Employee agrees that, as a condition to receiving this Option, the Employee waives the right to any accelerated vesting of the Option pursuant to any other plan, program or arrangement in effect or entered into prior to the date hereof. Except as expressly set forth herein, this Agreement (and any provision of this Agreement) may not be modified, changed or clarified by the parties, except in a writing specifying the modification, change or clarification signed by a duly authorized Company officer.

15 Non-Qualified Stock Option Agreement (2026) 23. Succession. This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns, and the Employee, the Employee’s Representative, and the person or persons to whom rights under the Option have passed by will or the laws of descent or distribution. 24. Language. The Employee acknowledges and agrees that it is the Employee’s express intent that this Agreement, the Program and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If the Employee is in a country where English is not an official language, the Employee acknowledges that the Employee is sufficiently proficient in English or has had the ability to consult with an advisor who is sufficiently proficient in the English language, so as to allow the Employee to understand the terms and conditions of this Agreement, the Program and any other documents related to the Option. If the Employee has received this Agreement or any other document related to the Program translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise explicitly required by applicable law. 25. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any state’s conflict of laws principles. For any legal action relating to this Agreement, the parties to this Agreement consent to the exclusive jurisdiction and venue of the federal courts of the Northern District of Illinois, USA, and, if there is no jurisdiction in federal court, to the exclusive jurisdiction and venue of the state courts in Lake County, Illinois, USA. * * *

16 Non-Qualified Stock Option Agreement (2026) IN WITNESS WHEREOF, the parties have caused this Agreement to be signed on their behalf. EMPLOYEE By: SIGNED BY ELECTRONIC SIGNATURE BY ELECTRONICALLY ACCEPTING THE OPTION, THE EMPLOYEE AGREES THAT (1) SUCH ACCEPTANCE CONSTITUTES THE EMPLOYEE’S ELECTRONIC SIGNATURE IN EXECUTION OF THIS AGREEMENT; (2) THE EMPLOYEE AGREES TO BE BOUND BY THE PROVISIONS OF THE PROGRAM, THE AGREEMENT AND THE ADDENDA; (3) THE EMPLOYEE HAS REVIEWED THE PROGRAM, THE AGREEMENT AND THE ADDENDA IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE OPTION AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PROGRAM, THE AGREEMENT AND THE ADDENDA; (4) THE EMPLOYEE HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PROGRAM; AND (5) THE EMPLOYEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE OR ITS DULY AUTHORIZED DELEGATE ON ANY QUESTIONS ARISING UNDER THE PROGRAM, THE AGREEMENT AND THE ADDENDA. IF THE EMPLOYEE DOES NOT REJECT THE OPTION OR ELECTRONICALLY ACCEPT THE OPTION BY THE FIRST VESTING DATE FOR THE OPTION SET FORTH IN SECTION 3 OF THIS AGREEMENT, THE EMPLOYEE WILL BE DEEMED TO ACCEPT THE OPTION, AND THE EMPLOYEE WILL BE BOUND BY THE PROVISIONS OF THE PROGRAM, THE AGREEMENT AND THE ADDENDA.

17 Non-Qualified Stock Option Agreement (2026) Addendum 1 ADDENDUM 1 TO THE ABBVIE INC. NON-QUALIFIED STOCK OPTION AGREEMENT CONFIDENTIAL INFORMATION, INVENTIONS AND OTHER RESTRICTIONS The Employee acknowledges that the Company and each Company Subsidiary (as defined below) (collectively, “AbbVie”) has the right to protect its goodwill and interest in Confidential Information (as defined below) and obtain the benefit of certain Inventions (as defined below) developed by its employees and agents. In addition, the Employee acknowledges that the Employee had the opportunity to consult with an attorney before accepting the terms of the Agreement, including this Addendum 1. This Addendum 1 forms part of the Agreement. In consideration of the Award granted to the Employee, and the Employee’s continued access to AbbVie’s Confidential Information and Inventions and training that the Employee shall receive from AbbVie, the Employee agrees as follows; provided, however, that Paragraphs 8, 9 and 11 shall not apply to the Employee if the Employee primarily performs services for AbbVie outside of the United States. 1. The Employee is engaged by AbbVie in a position of trust and confidence in which the Employee will receive, use, observe, obtain, or otherwise come into contact with or have access to Confidential Information and Inventions, and may invent, discover, initiate or otherwise contribute to Confidential Information and Inventions as an integral part of the Employee’s employment. 2. As used in this Addendum 1, the following terms have the meanings specified below: (a) Company Subsidiary: Company Subsidiary shall mean a corporation or any other commercial organization or entity (including, without limitation, Allergan plc and its subsidiaries) and any branch or office of any of the foregoing, thirty percent (30%) or more of the assets or voting securities of which the Company owns or controls, directly or indirectly. (b) Confidential Information: Confidential Information shall mean all information disclosed to, learned by, or known by the Employee as a consequence of or through his/her employment by or potential employment with AbbVie, about AbbVie’s strategies, plans, products, methods, processes, or services, including, without limitation, information relating to techniques, shop practices, formulae, organisms, parts of organisms, compounds, compositions, testing apparatus, software, research data, clinical data, pharmacological data, customer/patient lists and data and files, pricing and sales information, equipment, devices, prototypes and models, any other information relating to research, development, discoveries, inventions, improvements, innovations, manufacture, purchasing, accounting, engineering, marketing, merchandising, and selling, and all other know-how, trade secrets and proprietary information that are in AbbVie’s possession and that have not been published or disclosed to the general public, and any information that provides AbbVie with a business and/or economic benefit from not being publicly available. Confidential Information also includes information AbbVie received under an obligation of confidentiality to any third party and Inventions that have not been disclosed to the public. Confidential Information also means personnel data to the extent such personnel data is disclosed to, learned by or known by the Employee so as to carry out his/her employment duties relating to personnel data at AbbVie and financial data to the extent such financial data is disclosed to, learned by or known by the Employee so as to carry out his/her employment duties relating to financial data at AbbVie.

18 Non-Qualified Stock Option Agreement (2026) Addendum 1 (c) Inventions: Inventions shall mean inventions, discoveries, concepts, ideas, and original works of authorship, whether or not patentable or copyrightable, including, but not limited to, compounds, compositions of matter, machines, articles of manufacture, processes, methods, formulae, software, techniques, strains and cultures, cell parts and organisms, as well as improvements thereof or know-how related thereto. 3. All identification badges, access cards or keys, automobiles, computers or other equipment, memoranda, notes, records, reports, photographs, drawings, plans, papers, computer software, compounds and other documents, products and materials made or compiled by or made available to the Employee during the course of employment with AbbVie, and any copies, summaries or abstracts thereof, whether in electronic, paper or other form and whether or not they contain or relate to Confidential Information or Inventions, are and shall be the property of AbbVie and shall be delivered to AbbVie by the Employee prior to termination of employment with AbbVie. 4. All Inventions, trademarks, trade dress, and Internet domain names, whether or not patentable, copyrightable, or registerable (including all data and records pertaining thereto) which the Employee may invent, discover, originate, make, create, author, develop, conceive, or reduce to practice during the term of employment with AbbVie or which may arise out of or result from Confidential Information obtained, provided or otherwise acquired, either directly or indirectly, by the Employee in connection with the Employee’s employment with AbbVie shall be and hereby are the sole and exclusive property of AbbVie. The Employee shall promptly and fully disclose each and all such Inventions, trademarks, trade dress, and Internet domain names to AbbVie. 5. The Employee has assigned and transferred to AbbVie (or any person designated by AbbVie), and hereby does assign and transfer to AbbVie (or any person designated by AbbVie), without additional compensation, the Employee’s entire right, title, and interest to all of the Inventions, trademarks, trade dress, and Internet domain names described in Paragraph 4 and any related U.S. or foreign counterparts, including all patents, patent applications, priority rights, copyrights and registrations thereon or related thereto. The Employee shall execute any additional instruments AbbVie considers necessary to convey, confirm or perfect AbbVie’s ownership thereof, and shall assist AbbVie in obtaining, defending and enforcing its rights therein. AbbVie shall bear all expenses it authorizes to be incurred in connection with such activity and shall pay the Employee reasonable compensation for any time the Employee spent performing such duties at AbbVie’s request after the Employee’s termination of employment. In addition, the Employee shall maintain in confidence any Confidential Information, including documents and communications, disclosed to the Employee after the Employee’s termination of employment. (a) IF THE EMPLOYEE IS HIRED BY ABBVIE TO PRIMARILY PERFORM SERVICES IN THE U.S. STATE OF CALIFORNIA, THEN THIS PARAGRAPH 5 DOES NOT APPLY TO ANY INVENTION THAT QUALIFIES FULLY UNDER THE PROVISIONS OF SECTION 2870 OF THE LABOR CODE OF THE U.S. STATE OF CALIFORNIA, A COPY OF WHICH IS ATTACHED TO THIS ADDENDUM 1 AS EXHIBIT 1. IF THE EMPLOYEE IS HIRED BY ABBVIE TO PRIMARILY PERFORM SERVICES IN THE U.S. STATE OF ILLINOIS, THEN THIS PARAGRAPH 5 DOES NOT APPLY TO ANY INVENTION THAT QUALIFIES FULLY UNDER THE PROVISIONS OF SECTION 2, ACT 1060 OF CHAPTER 765 OF THE ILLINOIS COMPILED STATUTES, A COPY OF WHICH IS ATTACHED TO THIS ADDENDUM 1 AS EXHIBIT 2. IF THE EMPLOYEE IS HIRED BY ABBVIE TO PRIMARILY PERFORM SERVICES IN THE U.S. STATE OF NEW JERSEY, THEN THIS PARAGRAPH 5 DOES NOT APPLY TO ANY INVENTION THAT QUALIFIES FULLY UNDER THE PROVISIONS OF SECTION 34:1B-265 OF THE NEW JERSEY STATUTES ANNOTATED, A COPY OF WHICH IS ATTACHED TO THIS

19 Non-Qualified Stock Option Agreement (2026) Addendum 1 ADDENDUM 1 AS EXHIBIT 3. The Employee understands that nothing in this Addendum 1 is intended to expand the scope of protection provided to the Employee by the code sections attached as Exhibits 1-3. Further, if the Employee is hired by AbbVie to primarily perform services in a U.S. state other than California, Illinois, or New Jersey, to the extent that state has any law similar to that set forth in Exhibits 1-3, the applicable state law restrictions shall apply to this Addendum 1. (b) To the extent that any of the Inventions constitute copyrightable subject matter, AbbVie and the Employee desire such subject matter to be deemed a “work made for hire” as defined in the U.S. Copyright Act (17 U.S.C. § 101) authored and owned by AbbVie to the maximum extent permitted by law. To the extent that any such Invention is not so considered a “work made for hire” under applicable law or copyrightable subject matter, then such Invention will be deemed, upon invention, to be assigned to AbbVie, or any person designated by AbbVie, automatically without further compensation or action by either the Employee or AbbVie, and the Employee hereby confirms that the Employee has assigned such Invention to AbbVie or any person designated by AbbVie. (c) Inventions, if any, that the Employee has made, created, authored, developed or conceived and reduced to practice, either alone or jointly with others, prior to the Employee’s employment with AbbVie (collectively, “Prior Creations”) are excluded from the scope of this Addendum 1. 6. Paragraphs 4 and 5 shall not apply to an Invention for which no AbbVie equipment, supplies, facility, or Confidential Information was used and which was developed entirely on the Employee’s own time, unless the Invention (a) relates (i) to the business of AbbVie or (ii) to AbbVie’s actual or demonstrably anticipated research or development, (b) results from any work the Employee performed for AbbVie, or (c) is derived from Confidential Information. The Employee affirms that the Employee has complied, and shall continue to comply, with any confidentiality obligations that the Employee has with any former employer, customer or other third party with respect to such employer’s, customer’s or third party’s confidential or proprietary information. 7. (a) The Employee shall use all best efforts to protect the secrecy and confidentiality of Confidential Information and Inventions. The Employee shall not, either before, during or after the Employee’s term of employment with AbbVie, use or disclose, or assist in the disclosure to others, directly or indirectly, any Confidential Information or Invention, except as required and authorized in the scope of the Employee’s job responsibilities (or as authorized by AbbVie) and in the furtherance of AbbVie’s business. The Employee acknowledges that the relationship of the Employee to AbbVie with respect to Confidential Information and Inventions shall be fiduciary in nature. However, and in accordance with 18 U.S.C. § 1833(b), nothing in this Addendum 1, including the duties, obligations and restrictions identified in this Paragraph, shall prevent the Employee from disclosing information, including Confidential Information, in confidence, to a U.S. federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of the law; nor shall this Addendum 1, including the duties, obligations and restrictions identified in this Paragraph, prevent the Employee from disclosing Confidential Information in a complaint or other document that is filed under seal and protected from public disclosure in a lawsuit. Nothing in this Addendum 1 is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

20 Non-Qualified Stock Option Agreement (2026) Addendum 1 (b) Nothing in this Addendum 1 limits the Employee’s rights or ability to make truthful statements or disclosures regarding what the Employee in good faith alleges to be unlawful conduct or possible violations of any law, rule or regulation, including, but not limited to, alleged unlawful employment practices or criminal conduct by AbbVie to any U.S. federal, state or local government agency; file a charge with any administrative agency or entity charged with enforcement of such law, rule, or regulation (such as the U.S. Equal Employment Opportunity Commission, the U.S. National Labor Relations Board (“NLRB”), the U.S. Securities and Exchange Commission (“SEC”) or any state or local fair employment practices agency); or to approach and/or provide information (including testimony) to governmental authorities or agencies or otherwise participate in any agency investigation or other administrative proceeding (for purposes of clarification, the is not prohibited from providing information voluntarily to the SEC pursuant to Section 21F of the U.S. Securities Exchange Act of 1934, as amended). Further, nothing in this Addendum 1 prevents the Employee from making truthful statements or disclosures regarding any allegedly unlawful employment practices by AbbVie, including, but not limited to, facts related to an act of discrimination, harassment, retaliation, sexual abuse, sexual assault, sexual harassment, wage and hour violations, safety and health violations, unfair labor practices or interference with protected concerted activity protected by the U.S. National Labor Relations Act (“NLRA”) or any violation of a clear mandate of work-related public policy. Nothing in this Addendum 1 in any way restricts or impedes the Employee from engaging in concerted activity to address work-related issues or exercising any protected rights, including rights under the NLRA or other applicable state laws, or prevents the Employee from communicating with or assisting other employees or a union with matters that have been or may be brought before the NLRB to the extent authorized by the NLRA or other applicable law. In addition, nothing in this Agreement limits the Employee’s right to request or receive confidential legal advice; participate in a proceeding related to unlawful employment practices, including any litigation brought by a government agency or any other person who alleges that an employer has violated any applicable law, regulation, or rule; make any truthful statements or disclosure required by law, regulation, or legal process; or testify regarding alleged unlawful employment practices or criminal conduct in an administrative, legislative, arbitral or judicial proceeding (including depositions) pursuant to a subpoena or court order or written request from an administrative agency or legislature. The Employee need not obtain AbbVie’s prior authorization before exercising any of the Employee’s rights in this Paragraph 7, nor must the Employee inform AbbVie about such activity. 8. The Employee shall not, during the term of employment with AbbVie and for a period of one year after termination of employment, engage, directly or indirectly, for the benefit of the Employee or others, in any activity or employment, the performance of which will require or call upon the Employee to use or disclose any Confidential Information or Invention obtained, provided or otherwise acquired, directly or indirectly, during the term of employment with AbbVie notwithstanding any undertaking by the Employee to the contrary. This Paragraph shall not be construed to limit in any way the Employee’s obligation not to use or disclose Confidential Information and Inventions as set forth in Paragraph 7 above. 9. The Employee shall not, during the term of employment with AbbVie and for a period of two years after termination of employment, directly or indirectly, for the benefit of the Employee or others, solicit or assist in soliciting to work as an employee, independent contractor, partner, or otherwise, any employee of AbbVie about whom the Employee acquired knowledge through the Employee’s employment with AbbVie.

21 Non-Qualified Stock Option Agreement (2026) Addendum 1 10. This Addendum 1 shall not be construed to limit in any way any “shop right,” “fiduciary duty” or other common law or statutory or contractual rights of AbbVie in or to any Confidential Information or Invention which AbbVie has or may have by virtue of the Employee’s employment. 11. The Employee acknowledges that the Employee is employed at will, meaning either AbbVie or the Employee may terminate the employment relationship at any time, with or without notice, and for any reason or no reason at all. Nothing in any AbbVie policy supersedes at-will employment. 12. The Employee acknowledges that a breach or a threatened breach of this Addendum 1 shall cause AbbVie to face irreparable injury, which may be difficult to quantify monetarily and that AbbVie shall be entitled, in addition to remedies otherwise available at law or in equity, to temporary restraining orders, preliminary injunctions and/or final injunctions enjoining such breach or threatened breach. In the event that AbbVie shall successfully enforce any part of this Addendum 1 through legal proceedings, the Employee shall pay AbbVie all costs and attorneys’ fees reasonably incurred by AbbVie in conjunction therewith. 13. If the Employee is performing services for AbbVie in California, Colorado, District of Columbia, Florida, Georgia, Maryland, Massachusetts, Minnesota, Puerto Rico, Rhode Island, Washington or Wisconsin, certain provisions in this Addendum 1 are expressly modified, set forth in Exhibit 4, attached to this Addendum 1. 14. If any provision or provisions (or portions thereof) of this Addendum 1 are held to be unenforceable by any court, such provision or provisions (or portions thereof) will be limited or eliminated to the minimum extent necessary so that this Addendum 1 shall otherwise remain in full force and effect and be enforceable. In the event of any inconsistency between Section 22 of the Agreement and this Paragraph 14 with respect to the subject matter of this Addendum 1, the terms of this Paragraph 14 shall govern. 15. AbbVie’s failure or refusal either to insist upon the strict performance of any provision of this Addendum 1 or to exercise any right in any one or more instances or circumstances shall not be construed as a waiver or relinquishment of such provision or right, nor shall such failure or refusal be deemed a custom or practice contrary to such provision or right of this Addendum 1. 16. Except to the extent a U.S. federal statute applies, this Addendum 1 in all respects will be governed, enforced, interpreted and applied under the laws of the U.S. State of Illinois. Accordingly, Paragraphs 8 and 9 only apply if the Employee’s annual earnings at AbbVie exceed the applicable thresholds stated in the Illinois Freedom to Work Act, 820 ILCS 90/1 et al. Any action that the Employee may initiate arising out of or relating either to this Addendum 1 or any other dispute between the Employee and AbbVie concerning the subject matter hereof shall be brought in state court located in Lake County, Illinois, USA or, if U.S. federal jurisdiction exists, the United States District Court for the Northern District of Illinois, Eastern Division (“Venue”), to the full extent permitted by law. The Employee irrevocably submits to the jurisdiction of the courts in the Venue and waives any objection to personal jurisdiction or Venue in these courts, including, but not limited to, the defense of an inconvenient forum to the maintenance of any related claim, and the Employee and AbbVie agree not to commence litigation of any related claim in any other Venue. As set forth in Exhibit 4, the Venue and application of Illinois law provisions set forth in this Paragraph 16 do not apply to employees currently employed in California, Colorado, Massachusetts, Minnesota or Washington. In the event of any inconsistency between Section 26 of the Agreement and this Paragraph 16 with respect to the subject matter of this Addendum 1, the terms of this Paragraph 16 shall govern.

22 Non-Qualified Stock Option Agreement (2026) Addendum 1 17. Except as expressly provided in an agreement with respect to specific benefits, and except with respect to any AbbVie Employee Agreement or other AbbVie restrictive covenant agreement previously signed by the Employee (collectively, the “Restrictive Agreements”), this Addendum 1 is the sole, entire, and complete agreement of the parties relating to the subject matter hereof, replaces and supersedes all prior versions and representations, and shall apply, notwithstanding that such employment may include significant changes in responsibilities, location, and other terms and conditions, including the nature or scope of Confidential Information or Inventions to which the Employee has access. Notwithstanding the immediately preceding sentence, if any restriction in any Restrictive Agreements the Employee has previously signed is greater than any restriction set forth in this Addendum 1, then, to the extent it is enforceable, the greater Restrictive Agreements provision shall apply and the respective obligation in this Addendum 1 shall not apply. Similarly, this Addendum 1 shall be interpreted and applied so as to enhance the protections afforded to AbbVie under any such Restrictive Agreements, and if any restriction in this Addendum 1 is greater than any provision in any Restrictive Agreements, to the extent it is enforceable, the greater restriction in this Addendum 1 shall apply and the respective provision in any such Restrictive Agreements shall not apply. The obligations under this Addendum 1 shall survive termination of employment. In addition, the Employee acknowledges that AbbVie has informed the Employee that the Employee can consult an attorney of the Employee’s choosing to review this Addendum 1 and the provisions found in Paragraphs 5, 6, 7, 8 and 9, and that the Employee had at least fourteen days to consider this Addendum 1 and the provisions found in Paragraphs 5, 6, 7, 8 and 9. In the event of any inconsistency between Section 23 of the Agreement and this Paragraph 17 with respect to the subject matter of this Addendum 1, the terms of this Paragraph 17 shall govern. 18. The Employee acknowledges receipt of and shall comply with the Company’s Code of Business Conduct, as may be amended from time to time.

23 Non-Qualified Stock Option Agreement (2026) Addendum 1 EXHIBIT 1 TO ADDENDUM 1 TO THE ABBVIE INC. NON-QUALIFIED STOCK OPTION AGREEMENT Consistent with the U.S. state of California’s intellectual property assignment statute, below is a copy of California Labor Code Sections 2870-2872 Revised Statutes, Section 34:1B-265. AbbVie reserves its right to seek enforcement of any provision of Addendum 1 based upon subsequent changes in California law. CALIFORNIA LABOR CODE SECTIONS 2870-2872 EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS 2870. (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: 1. Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or 2. Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable. 2871. No employer shall require a provision made void and unenforceable by Section 2870 as a condition of employment or continued employment. Nothing in this article shall be construed to forbid or restrict the right of an employer to provide in contracts of employment for disclosure, provided that any such disclosures be received in confidence, of all of the employee’s inventions made solely or jointly with others during the term of his or her employment, a review process by the employer to determine such issues as may arise, and for full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies. 2872. If an employment agreement entered into after January 1, 1980, contains a provision requiring the employee to assign or offer to assign any of his or her rights in any invention to his or her employer, the employer must also, at the time the agreement is made provide a written notification to the employee that the agreement does not apply to an invention which qualifies fully under the provisions of Section 2870. In any suit or action arising thereunder, the burden of proof shall be on the employee claiming the benefits of its provisions.

24 Non-Qualified Stock Option Agreement (2026) Addendum 1 EXHIBIT 2 TO ADDENDUM 1 TO THE ABBVIE INC. NON-QUALIFIED STOCK OPTION AGREEMENT Consistent with the U.S. state of Illinois’ intellectual property assignment statute, below is a copy of Illinois Complied Statutes, Chapter 765, Act 1060, Section 2. AbbVie reserves its right to seek enforcement of any provision of Addendum 1 based upon subsequent changes in Illinois law. ILLINOIS COMPILED STATUTES CHAPTER 765, ACT 1060, SECTION 2 § 2. Employee rights to inventions—conditions. (1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in establishing that his [or her] invention qualifies under this subsection. (2) An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement. (3) If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any worked performed by the employee for the employer.

25 Non-Qualified Stock Option Agreement (2026) Addendum 1 EXHIBIT 3 TO ADDENDUM 1 TO THE ABBVIE INC. NON-QUALIFIED STOCK OPTION AGREEMENT Consistent with the U.S. state of New Jersey’s intellectual property assignment statute, below is a copy of New Jersey’s Revised Statutes, Section 34:1B-265. AbbVie reserves its right to seek enforcement of any provision of Addendum 1 based upon subsequent changes in New Jersey law. NEW JERSEY STATUTES ANNOTATED SECTION 34:1B-265 a. (1) Any provision in an employment contract between an employee and employer, which provides that the employee shall assign or offer to assign any of the employee’s rights to an invention to that employer, shall not apply to an invention that the employee develops entirely on the employee’s own time, and without using the employer’s equipment, supplies, facilities or information, including any trade secret information, except for those inventions that: (a) relate to the employer’s business or actual or demonstrably anticipated research or development; or (b) result from any work performed by the employee on behalf of the employer. (2) To the extent any provision in an employment contract applies, or intends to apply, to an employee invention subject to this subsection, the provision shall be deemed against the public policy of this State and shall be unenforceable. b. No employer shall require a provision made void and unenforceable by this act as a condition of employment or continued employment. Nothing in this act shall be construed to forbid or restrict the right of an employer to provide in contracts of employment for: (1) disclosure, provided that any disclosure shall be received in confidence, of all of an employee’s inventions made solely or jointly with others during the term of the employee’s employment; (2) a review process by the employer to determine any issues that may arise; and (3) full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies. c. Nothing in this act shall be deemed to impede or otherwise diminish the rights of alienation of inventors or patent-owners.

26 Non-Qualified Stock Option Agreement (2026) Addendum 1 EXHIBIT 4 TO ADDENDUM 1 TO THE ABBVIE INC. NON-QUALIFIED STOCK OPTION AGREEMENT Limited Application of Restrictive Covenants to Employees in Certain States/Districts and as to Licensed Attorneys The state and district specific provisions below apply only to employees who are performing services for AbbVie in the state(s) or district listed below. If the Employee relocates to another state, then Illinois law (and the provision listed below if the Employee relocates to a state listed in Exhibit 4) governs and AbbVie reserves all rights to enforce Addendum 1 to the fullest extent permitted under Illinois law, notwithstanding any limitations expressed below. California. If the Employee primarily performs services for AbbVie in California, Paragraphs 8 and 9 do not apply to the Employee after the last day of employment with AbbVie. For avoidance of doubt and notwithstanding the foregoing, Paragraph 7 applies to the Employee during and after employment with AbbVie at all times. In addition, Paragraph 16 is modified so that California law will govern any dispute between the Employee and AbbVie that arises out of or relates to Addendum 1, and the Employee and AbbVie agree that the State Courts of California, or the United States District Courts for California (if the court has jurisdiction), shall have jurisdiction over the dispute. If, however, the Employee relocates to another state, then Paragraph 16, in its original form and as stated in Addendum 1, will govern any dispute that arises out of or relates to Addendum 1. Colorado. If the Employee primarily performs services for AbbVie in Colorado, and as of or immediately after the date of the Agreement the Employee is not employed by AbbVie as an executive, manager, or on the professional staff of an executive or manager, then Paragraphs 8 and 9 apply only to the extent necessary to protect Confidential Information. In addition, Paragraph 8 only applies if, under the Colorado Department of Labor and Employment’s Division of Labor Standards and Statistics, the Employee is a “highly compensated worker” in the year preceding the Employee’s termination of employment with AbbVie, and Paragraph 9 only applies if, under the Colorado Department of Labor and Employment’s Division of Labor Standards and Statistics, the Employee earned 60% or more of a “highly compensated worker” in the year preceding the Employee’s termination of employment with AbbVie. Also, Paragraph 16 is modified so that Colorado law will govern any dispute between the Employee and AbbVie that arises out of or relates to Addendum 1, and the Employee and AbbVie agree that the State Courts of Colorado, or the United States District Courts for Colorado (if the court has jurisdiction), shall have jurisdiction over the dispute. If, however, the Employee relocates to another state, then Paragraph 16, in its original form and as stated in Addendum 1, will govern any dispute that arises out of or relates to Addendum 1. District of Columbia. If the Employee primarily performs services for AbbVie in the District of Columbia, then Paragraph 8 will only apply if the Employee earns over $150,000 annually. Florida. If the Employee primarily performs services for AbbVie in Florida, then after the last day of the Employee’s employment with AbbVie the restriction in Paragraph 7 not exceed 5 years following the last day of the Employee’s employment with AbbVie if the Confidential Information is not a trade secret, but if the Confidential Information is a trade secret, the restriction will not expire until the Confidential Information loses its status as a trade secret. Georgia. If the Employee primarily performs services for AbbVie in Georgia, then after the last day of the Employee’s employment with AbbVie: (i) the restriction in Paragraph 7 will not exceed 5 years following the last day of the Employee’s employment with AbbVie if the Confidential Information is not a trade secret, but if the Confidential Information is a trade secret, the restriction will not expire until the

27 Non-Qualified Stock Option Agreement (2026) Addendum 1 Confidential Information loses its status as a trade secret; and (ii) Paragraph 9 will prohibit the Employee from engaging in the conduct described only on behalf of a competitive business and in only the areas in which the Employee worked while employed by AbbVie. Maryland. If the Employee primarily performs services for AbbVie in Maryland, or is currently working in Maryland, Paragraph 9 will not apply to the Employee if the Employee earns equal to or less than $15.00 an hour or $31,200 a year. Massachusetts. Paragraph 16 is modified so that Massachusetts law will govern any dispute between the Employee and AbbVie that arises out of or relates to Addendum 1, and the Employee and AbbVie agree that the State Courts of Massachusetts, or the United States District Courts for Massachusetts if the court has jurisdiction), shall have jurisdiction over the dispute. AbbVie reserves all rights to enforce Addendum 1, including but not limited to Paragraph 16, to the fullest extent permitted by law against Massachusetts-based employees who relocate to another state. Minnesota. If the Employee primarily performs services for AbbVie in Minnesota, then Paragraph 8 will not apply to the Employee. Also, Paragraph 16 is modified so that Minnesota law will govern any dispute between the Employee and AbbVie that arises out of or relates to Addendum 1, and the Employee and AbbVie agree that the State Courts of Minnesota, or the United States District Courts for Minnesota (if the court has jurisdiction), shall have jurisdiction over the dispute. Puerto Rico. If the Employee primarily performs services for AbbVie in Puerto Rico, then the last two sentences of Paragraph 11 will not apply to the Employee to the extent that it conflicts with Puerto Rico Act No. 80, as amended. Rhode Island. If the Employee primarily performs services for AbbVie in Rhode Island, then Paragraphs 4, 5, 7, 8 and 9 will not apply to the Employee if the Employee is a nonexempt-classified employee under the Fair Labor Standards Act, an undergraduate or graduate student in a short-term internship while enrolled in school, eighteen years of age or younger, or the Employee’s average annual earnings, excluding hours paid at an overtime, Sunday, or holiday rate, are not more than 250% of the federal poverty level for individuals as established by the United States Department of Health and Human Services federal poverty guidelines. Virginia. Paragraph 8 will not apply to the Employee if the Employee is a “low-wage employee” under Va. Code Ann. § 40.1-28.7:8 or classified as a non-exempt employee under the Fair Labor Standards Act. Washington. Paragraph 16 is modified so that Washington law will govern any dispute between the Employee and AbbVie that arises out of or relates to Addendum 1, and the Employee and AbbVie agree that the State Courts of Washington, or the United States District Courts for Washington (if the court has jurisdiction), shall have jurisdiction over the dispute. AbbVie reserves all rights to enforce Addendum 1, including but not limited to Paragraph 16, to the fullest extent permitted by law against Washington-based employees who relocate to another state. Wisconsin. If the Employee primarily performs services for AbbVie in Wisconsin, (i) Paragraphs 7 and 8 shall apply only within the geographic area in which the unauthorized disclosure or use of such information would be competitively valuable to competitors of AbbVie; (ii) Paragraphs 7 and 8 shall not apply if: (a) such information becomes known to the general public through no fault of the Employee’s; (b) the Employee already possessed such information when beginning employment with AbbVie; or (c) the Employee independently developed such information through a party other than AbbVie or its customers; and (iii) the prohibition in Paragraphs 7 and 8 on the disclosure and use of information of third parties:

28 Non-Qualified Stock Option Agreement (2026) Addendum 1 (x) shall apply for only the time period and in the geographic area specified in the applicable agreement with the third party, (y) in the event the agreement with the third party does not contain a geographic limit and the information obtained from the third party is not a trade secret, the prohibition shall apply only in the geographical areas in which the use of or disclosure of such information would be competitively damaging to the third party and/or AbbVie; and (z) in the event the agreement with the third party does not contain a time limitation, and the information obtained from the third party is not a trade secret, the prohibition shall apply only when the disclosure would be competitively damaging, and up to a maximum of 18 months after the termination of the Employee’s employment with AbbVie.